UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2013 (March 21, 2013)

Glimcher Realty Trust

(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

On March 21, 2013, Glimcher Realty Trust (the “Registrant”) and its operating partnership subsidiary, Glimcher Properties Limited Partnership, a Delaware limited partnership (the “Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters named in Schedule I thereto (collectively, the “Underwriters”), pursuant to which the Registrant (i) agreed to issue and sell to the Underwriters an aggregate of 3,600,000 shares of its 6.875% Series I Cumulative Redeemable Preferred Shares of beneficial interest, par value $0.01 per share (the “Shares”), with a liquidation preference of $25.00 per share, and (ii) granted to the Underwriters an overallotment option to purchase, within a period of 30 calendar days after March 21, 2013, up to 400,000 additional Shares.

Net proceeds of the offering to the Registrant, before expenses, will be $87,165,000 assuming no exercise of the Underwriters’ overallotment option or $96,850,000 assuming full exercise of the Underwriters’ overallotment option. The Underwriting Agreement contains customary representations, warranties, covenants and indemnification obligations. The issuance of 3,600,000 Shares closed on March 27, 2013, without exercise of the Underwriters’ overallotment option as of such date.

The offering was made pursuant to a registration statement on Form S-3 (Registration No. 333-172462) (the “Registration Statement”). The issuance and sale of the Shares are described in the Registrant’s prospectus dated February 25, 2011, constituting a part of the Registration Statement, as supplemented by a prospectus supplement dated March 21, 2013. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated into this Current Report by reference.

In connection with the issuance (the “Issuance”) by the Registrant of 3,600,000 Shares on March 27, 2013, Glimcher Properties Corporation (“GPC”), an affiliate of the Registrant and the general partner of the Partnership, entered into Amendment No. 12 dated March 27, 2013 (the “Amendment”) to the Limited Partnership Agreement of the Partnership, dated November 30, 1993, as thereby amended from time to time, to permit the issuance of additional units of limited partnership interest in the Partnership with substantially identical economic terms as the Shares. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated into this Current Report by reference.

Item 3.03            Material Modifications to Rights of Security Holders.

On March 26, 2013, the Registrant filed Articles Supplementary (the “Articles Supplementary”) with the Department of Assessments and Taxation of the State of Maryland classifying and designating the Shares with the powers, designations, preferences and other rights as set forth therein. The following is a summary description of the powers, designations, preferences and other rights of the Shares and general effect of the issuance of such Shares on the Registrant’s other classes of securities.

The Shares rank, with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Registrant, senior to the Registrant’s common shares of beneficial interest, par value $0.01 per share (“Common Shares”), and on parity with the Registrant’s 8.125% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series G Preferred Shares”), and the Registrant’s 7.5% Series H Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series H Preferred Shares”).

If the Registrant is liquidated, dissolved or wound up, holders of the Shares will be entitled to receive a liquidation preference of $25.00 per share, plus any accrued and unpaid distributions up to, but excluding, the date of payment, before any payments are made to the holders of Common Shares or holders of other shares of the Registrant ranking junior to the Shares as to liquidation rights. The rights of the holders of Shares to receive their liquidation preference will be subject to the proportionate rights of each other series or class of the Registrant’s shares ranking on parity with the Shares as to liquidation, including the Series G Preferred Shares and the Series H Preferred Shares.

The Registrant may not redeem the Shares prior to March 27, 2018, except upon the occurrence of a Change in Control (as defined below) and in limited circumstances relating to the Registrant’s continuing qualification as a real estate investment trust for federal income tax purposes. At any time on and after March 27, 2018, the Registrant may, at its option, redeem the Shares, in whole or from time to time in part, by paying $25.00 per share, plus any accrued and unpaid distributions up to, but not including, the date fixed for redemption.

Upon the occurrence of a Change of Control, each holder of Shares will have the right (unless, prior to the Change of Control Conversion Date (as defined below), the Registrant has provided or provides notice of its election to redeem the Shares) to convert some or all of the Shares (the “Change of Control Conversion Right”) held by such holder on the Change of Control Conversion Date into a number of Common Shares (or equivalent value of alternative consideration) per share of Shares to be converted equal to the lesser of:

•	the quotient obtained by dividing (1) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Shares distribution payment and prior to the corresponding Shares distribution payment date, in which case no additional amount for such accrued and unpaid distributions will be included in this sum) by (2) the Common Share Price (as defined below); and

•	4.3745 (i.e., the Share Cap), subject to certain adjustments.

If, prior to the Change of Control Conversion Date, the Registrant has provided or provides a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption right, holders of the Shares will not have any right to convert the Shares in connection with the Change of Control Conversion Right and any Shares subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

A “Change of Control” is when, after the original issuance of the Shares, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Registrant entitling that person to exercise more than 50% of the total voting power of all shares of the Registrant entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither the Registrant nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE MKT (the “NYSE MKT”) or the NASDAQ Stock Market (“NASDAQ”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

The “Change of Control Conversion Date” is the date the Shares will be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Registrant provides the required notice of the occurrence of a Change of Control to the holders of the Shares.

The “Common Share Price” will be: (1) the amount of cash consideration per share of Common Shares, if the consideration to be received in the Change of Control by the holders of Common Shares is solely cash; and (2) the average of the closing prices for the Common Shares on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of Common Shares is other than solely cash.

Holders of shares of the Shares will generally not have any voting rights. However, if the Registrant is in arrears on distributions on the Shares for six or more quarterly periods, whether or not consecutive, holders of the Shares (voting together as a class with the holders of all other classes or series of preferred shares ranking on parity with the Shares and upon which like voting rights have been conferred, including the Series G Preferred Shares and the Series H Preferred Shares) will be entitled to vote at a special meeting called by at least 20% of such holders or at the Registrant’s next annual meeting and each subsequent annual meeting of shareholders, for the election of two additional directors to serve on the Registrant’s board of directors until all unpaid distributions with respect to the Shares have been paid or declared and a sum sufficient for the payment thereof has been set aside for payment. In addition, the Registrant may not make certain material and adverse changes to the terms of the Shares without the affirmative vote of the holders of at least two-thirds of the outstanding Shares together with the holders of all other shares of any class or series of preferred shares ranking on parity with the Shares that are entitled to similar voting rights (including the Series G Preferred Shares and the Series H Preferred Shares). If a material and adverse change would affect the holders of the outstanding Shares, but not all of the shares of any class or series of preferred shares ranking on parity with the Shares, the affirmative vote of the holders of at least two-thirds of the outstanding Shares and all such other similarly affected series or classes, voting as a class, shall be required for such change.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary, which is filed as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated into this Current Report by reference. A specimen certificate for the Shares is attached as Exhibit 4.1 hereto and incorporated by reference.

Item 5.03            Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 26, 2013, the Registrant filed the Articles Supplementary with the Department of Assessments and Taxation of the State of Maryland, classifying and designating the Shares as 6.875% Series I Cumulative Redeemable Preferred Shares, par value $0.01 per share. A summary of the powers, designations, preferences and other rights of the Shares is disclosed in Item 3.03 of this Current Report on Form 8-K and is incorporated by reference to this Item 5.03.

Item 8.01            Other Events.

On March 27, 2013, Squire Sanders (US) LLP delivered its legal opinion with respect to the Shares to be issued in the Issuance and McDonald Hopkins LLC delivered its legal opinion with respect to certain tax matters. Copies of the legal opinions are filed as Exhibit 5.1 and Exhibit 8.1, respectively, to this Current Report on Form 8-K, and are incorporated into this Current Report by reference.

Item 9.01            Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated March 21, 2013, by and among the Registrant and the Partnership, on the one hand, and Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters named in Schedule I thereto, on the other hand.

3.1	Articles Supplementary classifying and designating 4,000,000 preferred shares of the Registrant as 6.875% Series I Cumulative Redeemable Preferred Shares, par value $0.01 per share.

4.1	Specimen Certificate for evidencing 6.875% Series I Cumulative Redeemable Preferred Shares of Beneficial Interest.

5.1	Opinion of Squire Sanders (US) LLP as to the legality of the securities.

8.1	Tax opinion of McDonald Hopkins LLC.

10.1	Amendment No. 12 to the Limited Partnership Agreement of the Partnership.

23.1	Consent of Squire Sanders (US) LLP (included in Exhibit 5.1).

23.2	Consent of McDonald Hopkins LLC (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: March 27, 2013	/s/ George A. Schmidt
George A. Schmidt
Executive Vice President, General Counsel and Secretary